Exhibit 3.16

BY-LAWS

OF

PERINI INTERNATIONAL CORPORATION

SECTION 1. ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These by-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders, if there shall be more than one class or series of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

SECTION 2. STOCKHOLDERS

2.1.          Annual Meeting. The annual meeting of the stockholders shall be held at ten o’clock in the forenoon on the third Tuesday in May in each year beginning in 1970, unless a different hour is fixed by the Chairman of the Board, the President or the directors. If that day be a legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a legal holiday at such place and hour. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these by-laws, may be specified by the Chairman of the Board, the President or by the directors.

2.2.          Special Meeting in Place of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof; and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting and, in such case, all references in these by-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 2.3.

2.3.          Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President or by the directors. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.4.          Place of Meetings. All meetings of the stockholders shall be held within Massachusetts or, to the extent permitted by the Articles of Organization, elsewhere within the United States, at such place as shall be fixed by the Chairman of the Board, the President or the directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

2.5.          Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the Clerk or an Assistant Clerk or by the Secretary or an Assistant Secretary. No notice of any meeting of stockholders need be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder, or his attorney thereunto duly authorized, is filed with all the records of the meeting.

2.6.          Quorum of Stockholders. At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are entitled to vote as separate classes or series, then, in the case of each such class or series, a quorum shall consist of a majority in interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the Articles of Organization or by these by-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.7.          Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.8.          Voting. Except as otherwise provided in the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation. The corporation shall not, directly or indirectly, vote any share of its own stock.

2.9.          Action by Writing. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

2.10.        Proxies. Stockholders entitled to vote may vote either in person or by proxy in writing filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted, but no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at the meeting named therein and at any adjournment of such meeting, but no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

SECTION 3. BOARD OF DIRECTORS

3.1.          Election and Number. A board of directors shall be elected at the annual meeting of the stockholders, by such stockholders as have the right to vote at such election. The number of directors to be so elected shall be fixed or determined by the stockholders at the annual meeting, but shall be not less than three. The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of the majority of the directors then in office. The number of directors may be decreased at any time or from time to time either by the stockholders or by the directors by a vote of the majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. No director need be a stockholder.

3.2.          Tenure. Except as otherwise provided by law, by the Articles of Organization or by these by-laws, the directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, or until a director sooner dies, resigns, is removed or becomes disqualified.

3.3.          Powers. Except as reserved to the stockholders by law, by the Articles of Organization or by these by-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization, and may determine, subject to any requirements of law, the consideration for which stock is to be issued.

3.4.          Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these by-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or such rules, its meetings shall be called, notice given or waived, its business conducted, or its action taken, as nearly as may be in the same manner as is provided by these by-laws with respect to meetings or for the conduct of business or the taking of action by the directors.

3.5.          Regular Meetings. Regular meetings of the directors, including the first meeting of the board following the annual meeting of the stockholders, may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.

3.6.          Special Meetings. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Treasurer, reasonable notice thereof being given to each director by the Clerk of an Assistant Clerk or by the Secretary or an Assistant Secretary or by the officer or the directors calling the meeting.

3.7.          Notice. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.8.          Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9.          Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these by-laws.

3.10.        Action by Writing. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if a written consent thereto is signed by all the directors and such written consent is filed with the records of the meetings of the directors. Such consent shall be treated for all purposes as a vote at a meeting.

SECTION 4. OFFICERS AND AGENTS

4.1.          Enumeration and Qualification. The officers of the corporation shall be a Chairman of the Board, a President, a Treasurer, a Clerk, a Secretary and such other officers, including a Vice-Chairman of the Board and one or more Vice-Presidents, as the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the directors from time to time, may in their discretion appoint. The President, the Chairman of the Board, if any, and the Vice Chairman of the Board, if any, shall be elected from the board of directors, but need not be stockholders, and any other officer may, but none need be, a director or stockholder. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

4.2.          Powers. Subject to law, to the Articles of Organization and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

4.3.          Election. The Chairman of the Board, the President, the Treasurer and the Clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

4.4.          Tenure. Except as otherwise provided by law or by the Articles of Organization or by these by-laws, the Chairman of the Board, the President, the Treasurer and the Clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

4.5.          Chairman of the Board, Vice-Chairman of the Board and President. The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the directors at which he is present. The Vice-Chairman of the Board, if there be such an officer, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the directors at which he is present. The Chairman and Vice-Chairman shall each advise with and make his counsel available to the other officers of the corporation and each shall have such other duties and powers as shall be prescribed from time to time by the directors.

The chief executive officer shall, subject to the direction of the directors, have general charge of the property and business of the corporation and of all its operations, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, clerks, workmen and other subordinate employees of the corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

The President shall be the chief administrative officer of the corporation and, subject to the direction of the directors and of the Chairman of the Board, shall direct and supervise the administration of the business and affairs of the corporation and shall have such other duties and powers as shall be prescribed from time to time by the directors. In the event of the death of the Chairman of the Board, the President shall, in addition to being chief administrative officer, become chief executive officer with all the duties and powers related thereto, until such time as the board of directors shall elect a new Chairman of the Board.

4.6.          Vice Presidents. The Vice-Presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the chief executive officer. The directors or the chief executive officer may from time to time designate one or more Vice-Presidents as Executive Vice-President, Financial Vice-President, Administrative Vice-President, Senior Vice-President, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation. In the event of the death or disability of the President, the Vice-President designated by the directors or the chief executive officer, or in the absence of such designation, the Vice-Presidents in the order of their rank, shall perform all the duties of the President, and when so acting shall have all the powers of the President.

4.7.          Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the directors or by the chief executive officer. The Treasurer shall be responsible to and shall report to the directors but, in the ordinary conduct of the company’s business, shall be under the supervision of the chief executive officer or such other officer as the directors from time to time may determine.

Any Assistant Treasurers shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the Treasurer, and shall be responsible to and shall report to the Treasurer.

4.8.          Clerk and Assistant Clerk. The Clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its Clerk and shall, except as otherwise provided by law, by the Articles of Organization or by these by-laws, be open at all reasonable times to the inspection of any stockholder. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book or books. Unless a transfer agent has been appointed, the Clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. If no Secretary is elected, the Clerk shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an Assistant Clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof. Any Assistant Clerk shall have such duties and powers as shall be prescribed from time to time by the directors.

4.9.          Secretary and Assistant Secretaries. The Secretary shall keep a true record of the proceedings of all meetings of the directors and, in his absence from any such meeting, an Assistant Secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

Any Assistant Secretaries shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the Secretary, and shall be responsible to and shall report to the Secretary.

SECTION 5. RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering his resignation in writing to the President, the Treasurer or the Clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) for cause by vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No director or officer resigning and (except where a right to receive compen sation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6. VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. If the office of any officer becomes vacant, the directors may elect or appoint a successor, by vote of a majority of the directors then in office. Each such successor shall hold office for the unexpired term, and, in the case of the President, the Treasurer and the Clerk, until his successor is chosen and qualified, or, in each case, until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have any may exercise all their powers, notwithstanding the existence of one or more vacancies in their number.

SECTION 7. CAPITAL STOCK

7.1.          Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2.          Fractional Shares. The corporation shall not issue fractional shares of stock, but may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip aggregating a full share, the terms and conditions and manner of issue of such scrip to be fixed by the directors.

7.3.          Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the

President or a Vice President, and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

7.4.          Loss of Certificates. In the case of the alleged loss or destruction or the mutiliation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.

SECTION 8. TRANSFER OF SHARES OF STOCK

8.1.          Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate there for properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these by-laws, the corporation shall be entitled to treat the record holders of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

8.2.          Record Date and Closing Transfer Books. The directors may fix in advance a time, not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

SECTION 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. The rights of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this paragraph, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

SECTION 10. CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the words “Massachusetts” and “Corporate Seal”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

SECTION 11. EXECUTION OF PAPERS

Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chief executive officer.

SECTION 12. FISCAL YEAR

Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the 31st day of December.

SECTION 13. AMENDMENTS

These by-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal of the sections to be affected thereby, by vote of the stockholders entitled to vote on the question. If authorized by the Articles of Organization, these by-laws may also be altered, amended or repealed by vote of the majority of the directors then in office.

Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.